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                                                                    EXHIBIT 10.2


                          SOUTHFIRST BANCSHARES, INC.

                              EMPLOYMENT AGREEMENT
                                October 1, 1997

                               (Joe K. McArthur)


                 THIS AGREEMENT is entered into as of the first day of October, 1997 (the "Effective Date"), by and between SouthFirst Bancshares, Inc. , the parent and holding company (the "Holding Company") of First Federal of the South (the "Association") and Joe K. McArthur (the "Employee").

                 WHEREAS, the Employee has heretofore been employed by the Holding Company as Executive Vice-President and Chief Operating Officer and is experienced in all phases of the business of the Holding Company; and

                 WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Holding Company and the Employee.

                 NOW, THEREFORE, it is AGREED as follows:

                 1. Employment. The Employee is hereby employed as the Executive Vice-President and Chief Operating Officer of the Holding Company. The Employee shall render such administrative and management services for the Holding Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Holding Company. The Employee's other duties shall be such as the Board of Directors of the Holding Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Holding Company.

                 2. Consideration from Holding Company: Joint and Several Liability. The Holding Company, in lieu of paying the Employee a base salary during the term of this Agreement, hereby agrees that, to the extent permitted by law, it shall be jointly and severally liable with the Association for the payment of all amounts due under the employment agreement of even date herewith between the Association and the Employee (the "Association Contract"). Nevertheless, the Board may in its discretion, at any time during the term of this Agreement, determine and agree to pay the Employee a base salary for the remaining term of this Agreement; provided that, prior to such determination by the Board, the term "base salary" as used herein shall refer to the base salary paid to Employee by the Association under the Association Contract. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

                 3. Performance Bonus. Beginning on the Effective Date, and in addition to Employee's base salary, Employee shall be eligible to receive such performance bonuses as may be determined in the sole discretion of the Board.

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                 4.       Discretionary Bonuses.  The Employee shall
participate in an equitable manner with all other senior management employees of the Holding Company in discretionary bonuses that the Board may award from time to time to the Holding Company's senior management employees. No other compensation provided for in this Agreement, including performance bonuses, shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

                 5.       Additional Compensation.

                          (a)     Participation in Retirement, Medical and
Other Plans. The Employee shall participate in any plan that the Holding Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

                          (b)     Employee Benefits; Expenses.  The Employee
shall participate in any fringe benefits which are, or may become, available to the Holding Company's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, provision of company owned or leased automobile, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Holding Company, including country club initiation fees and dues, which further the interests of the Holding Company and Association.

                          (c)     Stock Options.  Beginning on the Effective
Date, and in addition to other compensation provided to the Employee pursuant to this Agreement, and in addition to the Employee's participation in any incentive stock option plan adopted by the Holding Company, Employee shall be eligible to receive a grant of such stock options, pursuant to such provisions therein regarding amount, exercise price, vesting, expiration and other relevant option terms, all as may be determined in the sole discretion of the Board.

                 6. Term. The Holding Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each anniversary of the Effective Date, this Agreement and the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines, in a duly adopted resolution, that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

                 7.       Loyalty; Full Time and Attention.

                          (a)     During the period of his employment hereunder
and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Holding Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity

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contrary to the business affairs or interests of the Holding Company, or be gainfully employed in any other position or job other than as provided above.

                          (b)     Nothing contained in this Paragraph 7 shall
be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Holding Company, or, solely as a passive or minority investor, in any business.

                 8. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Holding Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

                 9.       Vacation, Sick Leave and Annual Physical Examination.

                 (a) The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:

                          (i)     The Employee shall be entitled to an annual
vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Holding Company.

                          (ii)    The Employee shall not receive any additional
compensation from the Holding Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except, in either case, to the extent authorized by the Board.

                          (iii)   In addition to the aforesaid paid vacations,
the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment obligations with the Holding Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                          (iv)    In addition, the Employee shall be entitled
to an annual sick leave benefit, as established by the Board.

                 (b) The Employee, at least once during each 12-month period, beginning on the Effective Date and each anniversary thereof, shall schedule and submit to a full physical examination by a licensed medical physician and, if requested, shall submit the findings of such examination to the Board of Directors.

                 10. Termination and Termination Pay. Subject to the provisions of Section 12 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                          (a)     Death.  The Employee's employment under this
Agreement shall terminate upon the event of his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

                          (b)     Disability.  The Holding Company may
terminate the Employee's employment after having established, through a determination by the Board, the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's

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ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Holding Company's long-term disability plan or under any disability insurance otherwise provided to Employee (or, if the Holding Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty
(180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement, and prior to the establishment of the Employee's Disability, during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 10(b).

                          (c)     For Cause.  The Board may, by written notice
to the Employee, immediately terminate his employment at any time, for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee, if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

                          (d)     Without Cause.  Subject to the provisions of
Section 12 hereof, the Board may, by written notice to the Employee, immediately terminate his employment at any time for any reason; provided that if such termination is for any reason other than pursuant to Sections 9 (a) (b) or (c) above, the Employee shall be entitled to receive the following compensation and benefits: (i) the base salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement (the "Termination Date"), plus said salary for an additional 12-month period, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits (excluding any bonus, stock option or other compensation benefits) which the Employee would have been eligible to participate in through the Termination Date based upon the benefit levels substantially equal to those that the Holding Company provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination; provided however, that the amount to be paid by the Association to the Employee hereunder shall not exceed three (3) times the Employee's "average annual compensation". The Employee's "annual average compensation" shall be the average of the total annual "compensation" acquired by the Employee during each of the five (5) fiscal years (or the number of full fiscal years of employment, if the Employee's employment is less than five (5) years at the termination thereof) immediately preceding the date of termination. The term "compensation" shall mean any money or provision of any other thing of value in consideration of employment, paid or guaranteed hereunder this Agreement, including, without limitation, base salary, bonuses, pension and profit sharing plans, directors fees or committee fees, fringe benefits and deferred compensation accruals.

                          (e)     Voluntary Termination by Employee.  Subject
to the provisions of Section 12 hereof, the Employee may voluntarily terminate employment with the Holding Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the

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Employee shall receive only his compensation, vested rights and employee benefits accrued up to the date of his termination.

                 11. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

                 12.      Change in Control.

                          (a)     Notwithstanding any provision herein to the
contrary, if the Employee's employment under this Agreement is terminated by the Holding Company, without the Employee's prior written consent and for a reason other than for Cause, death or Disability in connection with or within twenty-four (24) months after any change in control of the Holding Company or the Association, the Employee shall be paid an amount equal to [the difference between (i) the product of 2.99 times his "base amount" as defined in Section 28OG(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 28OG(b)(2) of the Code) that the Employee receives on account of the change in control.] Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) an increase in the ownership, holding or power to vote by any person to more than 25% of the Holding Company's or Association's voting stock, (2) a change in the ownership or possession of the ability to control the election of a majority of the Holding Company's or Association's directors,
(3) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Holding Company or the Association by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Holding Company or its directors by the Association itself shall not constitute a ("change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Association or the Holding Company (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, individuals acting in concert or as a "group", a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                          (b)     Notwithstanding any other provision of this
Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twenty-four (24) months following a change in control of the Holding Company or the Association, and the Employee shall thereupon be entitled to receive the payment described in Section 12(a) of this Agreement.

                          (c)     Any and all amounts paid to Employee under
Section 10(e) of the Association Contract shall be deemed to be paid in satisfaction of, and shall therefore offset, any amounts to be paid to Employee pursuant to this Section 12.

                          (d)     Any payments made to the Employee pursuant to
this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                          (e)     In the event that any dispute arises between
the Employee and the Holding Company as to the terms or interpretation of this Agreement, including this Section 11, whether instituted

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by formal legal proceedings or otherwise, including an, action that the
Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Holding Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall have obtained a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Holding Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

                 13.      Disputes.

                          In the event that any dispute arises between the
Employee and the Holding Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Holding Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall have obtained a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Holding Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

                 14.      Successors and Assigns.

                          (a)     This Agreement shall inure to the benefit of
and be binding upon any corporate or other successor of the Holding Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Holding Company.

                          (b)     The Holding Company and Employee agree that
the Holding Company is contracting for the unique and personal skills of the Employee. The Employee, therefore, shall be precluded from assigning or delegating his rights or duties hereunder, without first obtaining the written consent of the Holding Company.

                 15. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

                 16. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Delaware shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                 17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 18. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto. Further, should any provision of this Agreement give rise to a discrepancy or conflict with respect to any applicable law or regulation, then the applicable law or regulation shall control the relevant construction and operation of this Agreement.

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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.


ATTEST:                                  SOUTHFIRST BANCSHARES, INC.



                                  BY:/s/ Donald C. Stroup
---------------------------          -----------------------------------------
Secretary                                President and Chief Executive Officer


WITNESS:


                                  /s/ Joe K. McArthur
---------------------------       --------------------------------------------
                                         Joe K. McArthur ("Employee")


WITNESS:



                                  /s/ Paul A. Brown
---------------------------       ---------------------------------------------
                                         Paul A. Brown, Chairman

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